Exhibit 3.4

AMENDED AND RESTATED (1998)

BY-LAWS

of

FIRST COMMUNITY BANK

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Section F	Secretary and Assistant Secretary	10
Section G	Other Powers and Duties	10

ARTICLE V	Resignations, Removals and Vacancies	11

Section A	Resignations	11
Section B	Removals	11
Section C	Officer Vacancies	12

ARTICLE VI	Indemnification of Directors and Others	12

Section A	Indemnification	12
Section B	Insurance	12

ARTICLE VII	Stock	13

Section A	Stock Authorized	13
Section B	Issuance of Stock by Directors	13
Section C	Certificates	13
Section D	Replacement of Certificates	14
Section E	Transfers	14
Section F	Record Date	15

ARTICLE VIII	Miscellaneous Provisions	15

Section A	Voting of Securities	15
Section B	Corporate Records	16
Section C	Incompatible Officers	16

ARTICLE IX	Amendments	17

ii

BY-LAWS

of

FIRST COMMUNITY BANK

ARTICLE I

Name, Location, Seal and Fiscal Year

Section A        Name

The name of the Commercial Bank shall be FIRST COMMUNITY BANK (“Bank”).

Section B        Location

The principal office of the Bank shall be located in One Bond Street, Woodstock, Vermont. The Bank may have branch offices at such other place or places as the Board of Directors may from time to time determine in accordance with the laws of the State of Vermont.

Section C        Seal

The Bank seal shall consist of a circular die bearing the words “FIRST COMMUNITY BANK, VERMONT, 1988” and such other device or inscription as the Directors may from time to time determine.

Section D        Fiscal Year

Except as may from time to time be otherwise determined by the Directors, the fiscal year of the Bank shall be the twelve months ending December 31.

ARTICLE II

Meeting of Stockholders

Section A        Annual Meeting

The Annual Meeting of the Stockholders shall be held on the Second Friday of May in each year, or on such other date as may be established by the Board of Directors and specified in the notice of meeting, at such time and at such place within the State of Vermont as the Board of Directors may determine.

Section B        Special Meeting in Lieu of Annual Meeting

If such annual meeting has not been held, as herein provided therefor, a special meeting of the stockholders in lieu of the annual meeting may be held, and any business transacted or elections held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such case all references in these by-laws, except in this Section B of Article II, to the annual meeting of the stockholders shall be deemed to refer to such special meeting. Any such special meeting shall be called, and the purposes thereof shall be specified in the call, as provided in Section C of this Article II.

Section C        Special Meeting

A special meeting of the stockholders may be called at any time by a majority of the Directors acting by vote or by written instrument or instruments signed by them. A special meeting of the stockholders shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more stockholders who hold at least ten percent (10%) part in interest of the stock entitled to vote at the meeting. Such call shall state the time, place within the State of Vermont and purposes of the meeting.

Section D        Notice

A written notice of the place, date and hour of all meetings of stockholders stating the purposes of the meeting shall be given at least ten (10) and not more than sixty (60) days before the meeting to each stockholder entitled to vote thereat. Notice may be communicated in person; by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication; or by mail or private carrier. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Such notice shall be given by the Secretary, or, in case of death, absence, incapacity or refusal of the Secretary, by another officer or by a person designated either by the Secretary, by the person or persons calling the meeting or by the Board of Directors. Notice of a meeting of the stockholders need not be given to a stockholder if a written waiver of notice, executed before or after the meeting by such stockholder or his attorney thereunto authorized, is filed with the records of the meeting.

Section E        Quorum

At any meeting of the stockholders a quorum for the election of any Director or for the consideration of any question shall consist of a majority in interest of all stock issued, outstanding and entitled to vote at such election or upon such question. Whether or not a quorum is present, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice. When a quorum for an election is present at any meeting, a plurality of the votes properly cast for an office shall elect to such office. When a quorum for the consideration of a question is present at any meeting, action on the question is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless otherwise required by law, by the Articles of Association or by these by-laws.

Section F        Voting

Stockholders entitled to vote shall have one vote for each share of stock entitled to vote owned by them.

Section G        Proxies

The Bank shall not directly or indirectly vote upon any share of its own stock. Stockholders entitled to vote may vote in person or by proxy in writing dated not more than eleven (11) months before the meeting named therein, or any adjournment thereof, which proxy shall be filed with the Secretary before being voted. Such proxy shall entitled the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

A proxy with respect to stock held in the name of two (2) or more persons shall be valid if executed by any one (1) of them unless at or prior to exercise of the proxy the Bank receives a specific written notice to the contrary from any one (1) of them. A proxy purporting to be executed by or on behalf of the stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

ARTICLE III

Directors

Section A        Number and Term of Office

The business and property of the Bank shall be managed and controlled by the Board of Directors as in these by-laws provided.

The initial number of Directors shall be seven; but the Board of Directors or the stockholders may from time to time increase or decrease the number of Directors, provided, however, that the number shall not be less than seven (7) nor more than twenty-five (25).

Starting from the 1998 Annual Meeting, the Board of Directors shall be divided as evenly as possible into three classes. At the 1998 Annual Meeting, one class shall be elected to serve for one year, one class shall be elected to serve for two years, and one class shall be elected to serve for three years. As the terms of these classes expire, each newly elected class shall serve for three years, with one class elected each year by the stockholders at the Annual Meeting. Vacancies created by reason of an increase in the size of the Board during the course of the year may be filled as provided in Section B of this Article.

Section B        Vacancies

Vacancies in the Board of Directors created by the death, resignation, removal or disqualification of any Director may be filled by vote of a majority of the Board of Directors then in office. The Directors so chosen to fill any such vacancy or newly-created Directorship shall hold office until the election of their successors at the next annual meeting of stockholders.

Section C        Ownership of Stock

Every Director shall be a bona fide owner in his own right, free of any lien or encumbrance, of not less than ten (10) shares of common stock, either of the Bank or of a company owning seventy-five percent (75) of the stock of the Bank. Any Director who ceases to be the owner of the required number of shares of stock, or who becomes in any other manner disqualified, shall vacate his office forthwith. Shares of stock necessary to qualify a Director under this section shall be lodged with the Treasurer of the Bank.

Section D        Oath

Each Director, when appointed or elected, shall take an oath that he will faithfully perform the duties of his office and that he is the owner in good faith and in his own right and free of any lien or encumbrance of the amount of stock required by Section C of this Article III or the amount of such stock as may then be required by the laws of the State of Vermont. The oath shall be taken before a notary public or justice of the peace who is not an officer of the Bank and a record of the oath shall be made a part of the records of the Bank.

Section E        Meetings; Notice and Minutes

The Board of Directors shall meet not less often than required by law. Regular meetings of the Directors may be held without notice at such places and at such time as may be fixed from time to time by the Directors. A regular meeting of the Directors may be held without notice immediately following the annual meeting of the stockholders or any special meeting held in lieu thereof.

Special meetings of the Directors may be called by the Chairman of the Board or the President and shall be held at such time and place as is specified in the call. Reasonable notice of each special meeting of the Directors shall be given to each Director by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, either by such person as he may designate or by the officer or one of the Directors calling the meeting. Notice to a Director shall in any case be sufficient if sent by telegram or facsimile at least forty-eight (48) hours or by mail at least ninety-six (96) hours before the meeting addressed to him at his usual or last known business or residence address, or if given to him, at least forty-eight (48) hours before the meeting in person or by telephone or by handing him a written notice. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purposes of the meeting.

Minutes shall be kept by a person appointed for the purpose by the Chairman of the Board.

Section F        Quorum

At any meeting of the Directors, a quorum for any election or for the consideration of any questions shall consist of a majority of the Directors then in office. Whether or not a quorum is present, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for election to any office and shall decide any question brought before such meeting, except in any case where a larger vote is required by law, the Articles of Association or by these by-laws. Directors may also act by unanimous written consent.

Section G        Chairman of the Board

The Directors may choose one of their number to be Chairman of the Board and may determine his powers, duties and term of office, The Directors may also choose one or more Vice-Chairmen to serve with such powers, duties and terms of office as they may establish from time to time. If there is a Chairman of the Board of Directors, he shall preside at all meetings of the Board of Directors, the Executive Committee of the Board and the stockholders. If the Chairman of the Board is elected and absent, or if there is no Chairman elected, the President shall preside at all such meetings.

Section H        Powers

The Board of Directors shall have the control and management of the Bank and the property of the Bank and also shall have and exercise all of the powers conferred upon them as set forth in the Articles of Association of the Bank and the laws of the State of Vermont, or these by-laws. Without in any manner limiting the general powers otherwise conferred, it is hereby expressly declared that the Board of Directors shall have the following powers:

(1)	To act in any such manner as is permitted in Titles 8 and 11A of Vermont Statutes Annotated.

(2)	From time to time to provide for the management of the affairs of the Bank in such manner as they may deem proper and as is consistent with the laws of the State of Vermont.

(3)	Except as otherwise provided by law, the Directors may, at their discretion, appoint and remove managers, assistants, committees, clerks, agents, servants, employees, permanent or temporary, fill vacancies in their positions and determine their duties and fix and from time to time change their salaries or compensations and require security consistent with the other provisions of these by-laws. To the extent permitted by the laws of the State of Vermont, the Board, in its discretion, may vest any officer or committee of the Bank with any or all of the powers in this Section contained.

(4)	To determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Bank, or any of them, shall be open to the inspection of the stockholders in accordance with law.

(5)	The Bank shall have an Executive Committee of not less than three (3) members who shall be elected by and from the Directors and shall hold office during their pleasure. In addition, by vote of a majority of the Directors then in office, the Directors may elect from their own number such other committees and may by like vote delegate to any such committee some or all of their powers except those which by law may not be delegated.

(6)	At each regular monthly meeting of the Board of Directors, the Treasurer shall submit to the meeting a written report, over his signature, for a period running from the closing date of the last report to a date not more than eighteen (18) days prior to the date of the meeting at which the report is submitted. Such report shall be filed with the records of the meeting and shall be retained for a period of six (6) years from the date of the meeting and shall cover the transactions as may be required by Title 8 of the laws of the State of Vermont and any other transactions specified by the Board of Directors.

(7)	The Board of Directors may appoint an Advisory Board and specify the number of members, terms of office and other matters pertaining to said Advisory Board. The members of such Advisory Board shall have no authority with regard to the management of the Bank and shall act only in an advisory capacity to the Board of Directors and management as determined by the Board of Directors.

Section I        Committees of the Board

The Directors may act through committees of their number, subject to their general supervision and control, each of which shall keep separate records of its duties and its doings thereunder in writing and on file in the Bank.

ARTICLE IV

Officers

Section A        Enumeration, Election, Term of Office and Appointment

The officers of the Bank shall include a President, a Treasurer and a Secretary, all of whom shall be chosen by the Directors. Unless the Directors determine otherwise, the officers shall be elected at the first Directors’ meeting following the annual meeting of the stockholders. Each officer shall hold his office until the next annual election to the office which he holds and until his successor is chosen and qualified or until he sooner dies, resigns, is removed or becomes disqualified. The Directors may at any time appoint such other officers, including one or more Vice-Presidents, Assistant Treasurers and Assistant Secretaries as they deem wise, and may determine their respective powers, duties and terms of office.

The same person may hold more than one office, except that no person shall be both President and Secretary.

Section B        Bond

The President, Treasurer, Secretary and other active officers and employees shall each give bond to the Bank in such amounts and with such surety or sureties and conditions as may be prescribed by the Directors and, to the extent required by law, by the Commissioner of Banking, Insurance, Securities and Health Care Administration. The President and the Treasurer and any of the other officers and employees required to give bond may be included in one or more blanket or schedule bonds provided that such bonds are approved by the Directors and, to the extent required by law, by the Commissioner of Banking, Insurance, Securities and Health Care Administration as to the amounts and conditions thereof and as to the surety or sureties thereon.

Section C        Oath

Each officer, when appointed or elected, shall take an oath that he will faithfully perform the duties of his office. The oath shall be taken before a notary public or justice of the peace who is not an officer of the Bank, and a record of the oath shall be made a part of the records of the Bank.

Section D        President

The President shall be the chief executive officer of the Bank and, subject to the control and direction of the Directors, shall have general supervision and control of the business of the Bank. If there shall be no Chairman of the Board, or in the absence of the Chairman of the Board, he shall preside at meetings of the Board of Directors, the Executive Committee of the Board and the stockholders.

Section E        Treasurer and Assistant Treasurer

The Treasurer shall have such authority and duties and be subject to such conditions and restrictions as may be determined by the Board of Directors. The Treasurer shall have such powers conferred upon him as are imposed by law upon the treasurer of a bank, or the officer of employee thereof charged with the duties and functions usually performed by the treasurer, and such other duties of the treasurer as are imposed by the laws of the State of Vermont. He or any other officer designated by the Board of Directors shall submit at intervals of at least once each month, and at each regular meeting of the Board of Directors, a written report over his signature relative to the affairs of the Bank for the period running from the closing date of the past report to a date not more than eighteen (18) days prior to the date of the meeting at which this report is submitted. This report shall, in addition to all other matters, contain the information required in accordance with Chapter 55 of Title 8 of Vermont Statutes Annotated.

Section F        Secretary and Assistant Secretary

The Secretary shall be sworn each year to the faithful discharge of his duties and a record of the oath with the evidence thereof shall be made on the records of the Bank. He shall perform such duties as the Board of Directors from time to time may prescribe and as may by law be required.

If an Assistant Secretary is appointed by the Board of Directors, he may act with the full power of the Secretary.

Section G        Other Powers and Duties

Each officer shall, subject to these by-laws and to the control and direction of the Directors, have in addition to the duties and powers specifically set forth in these by-laws, such duties and powers as are customarily incident to his office and such additional duties and powers as the Directors may from time to time determine.

ARTICLE V

Resignations, Removals and Vacancies

Section A        Resignations

Any Director or officer may resign at any time by delivering his resignation in writing to the President or the Secretary or to a meeting of the Board of Directors. Such resignation shall take effect at such time as is specified therein, or if no such time is so specified, then upon delivery thereof to the President or the Secretary or to a meeting of the Directors.

Section B        Removals

Any Director may be removed with or without assignment of cause by vote of the holders of the majority of the shares entitled to vote in the election of Directors.

The Directors may terminate or modify the authority of any agent or employee unless otherwise provided by law. The Directors may remove any officer from office with or without assignment of cause by vote of a majority of the Directors then in office.

Any Directors may be removed with or without the assignment of cause by vote of two-thirds (2/3rds) of the Directors then in office, at a meeting called for such purpose, the notice for which states that the purpose, or one of the purposes, of the meeting is removal of the Director.

No Director or officer who resigns or is removed shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal whether his compensation be by the month or by the year or otherwise; provided, however, that the foregoing provisions shall not prevent such Director or officer from obtaining damages for breach of contract of employment legally binding upon the Bank.

Section C        Officer Vacancies

If the office of any officer becomes vacant, the Directors may choose or appoint a successor by vote of a majority of the Directors present at a meeting at which a quorum is present.

Each such successor shall hold office for the unexpired term of his predecessor and until his successor shall be chosen or appointed and qualified, as provided in these by-laws, or until he sooner dies, resigns, is removed or becomes disqualified.

ARTICLE VI

Indemnification of Directors and Others

Section A        Indemnification

The Corporation shall indemnify its Directors and officers, and by the affirmative vote of a majority of its Directors, may indemnify its employees and agents, against liability incurred by any of them in their capacity as such, to the full extent permitted by and in accordance with the laws of the State of Vermont, as amended from time to time. Such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section B        Insurance

The provisions of this Article VI shall not limit the power of the Board of Directors to authorize the purchase and maintenance of insurance on behalf of any Director or officer against liability asserted against such person in such capacity or arising from his status as a Director or officer, whether or not the Bank would have the power to indemnify him against such liability under this Article VI.

ARTICLE VII

Stock

Section A        Stock Authorized

The total number of shares and the par value of each class of stock which the Bank is authorized to issue, and if more than one class is authorized, the descriptions, preferences, voting powers, qualifications and special and relative rights and privileges as to each class and any series thereof shall be as stated in the Articles of Association. Except as otherwise provided by Titles 8 and 11A of the Vermont Statutes Annotated and any other applicable and successor statutes, the shares of stock of the Bank shall be non-assessable.

Section B        Issuance of Stock by Directors

Any unissued capital stock from time to time authorized for issue pursuant to the Articles of Association and Amendments thereto may be issued by vote of the Directors. No shares of capital stock shall be issued unless the requirements of state law shall have been satisfied and prior approval obtained from the Commissioner of Banking, Insurance, Securities and Health Care Administration as appropriate.

Section C        Certificates

Each stockholder shall be entitled to a certificate, in such form as may be prescribed from time to time by the Directors, stating the number and the class and the designation of the series, if any, of the shares held by him. Such certificate shall be signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the Bank. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he were such officer at the time of its issue.

Every certificate issued by the Bank for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the Articles of Association, the by-laws or any agreement to which the Bank is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either the full text of the restriction, or a statement of the existence of such restriction and a statement that the Bank will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every stock certificate issued by the Bank at a time when it is authorized to issue more than one class or series of stock shall set forth upon the face or back of the certificate either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the Articles of Association, or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the Bank will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Section D        Replacement of Certificates

In case of the alleged loss, destruction or mutilation of a certificate of stock, a new certificate may be issued to place thereof, upon such conditions as the Directors may determine.

Section E        Transfers

Subject to the restrictions, if any, imposed by the Articles of Association, the by-laws or any agreement to which the Bank is a party, shares of stock shall be transferred on the books of the Bank only by the surrender to the Bank or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment of such shares or by a written power of attorney to sell, assign or transfer such shares, properly executed, with necessary transfer stamps affixed, and with such proof that the endorsement, assignment or power of attorney is genuine and effective as the Bank or its transfer agent may reasonably require. Except as may be otherwise required by law, the Bank shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Bank in accordance with the requirements of these by-laws. It shall be the duty of each stockholder to notify the Bank of his post office address.

Section F        Record Date

The Directors may fix in advance a time, which shelf not be more than sixty (60) days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Bank after the record date or, without fixing such record date, the Directors may for any of such purposes close the transfer books for all or any part of such period.

ARTICLE VIII

Miscellaneous Provisions

Section A        Voting of Securities

Except as the Directors may generally or in particular cases otherwise determine, the President or the Treasurer may, on behalf of the Bank, waive notice of any meeting of stockholders or shareholders of any corporation, or of any association, trust company, trust or firm, of which any securities are held by this Bank, and may appoint any person or persons to act as proxy or attorney-in-fact for the Bank, with or without power of substitution, at any such meeting.

Section B        Corporate Records

The original, or attested copies, of the Articles of Association, by-laws and records of all meetings of incorporators and stockholders shall be kept in Vermont for inspection by the stockholders at the principal office of the Bank. The stock and transfer books of the Bank which shall contain a complete list of all stockholders, their residence and the amount of stock held by each, shall be kept at an office of the Bank in Vermont. Said copies and records need not all be kept in the same office.

Section C        Incompatible Officers

A Director, officer or employee of the Bank shall not at the same time be a director, Director, officer or employee of another bank or savings and loan association (a) organized under the laws of the State of Vermont or of the United States of America and (b) domiciled in the State of Vermont or a state contiguous to Vermont. The terms “bank” or “savings and loan association” as used in this section shall not apply to:

1. A bank or savings and loan association which is in liquidation, receivership, conservatorship or similar proceedings;

2. The Federal Reserve Bank of Boston or the Federal Home Loan Bank of Boston; or

3. An affiliated bank or savings and loan association by reason of common ownership or control of at least twenty-five percent (25%) of the voting shares of such affiliated banks or savings and loan associations. (8 V.S.A. 805).

ARTICLE IX

Amendments

These by-laws may at any time be amended or repealed by majority vote of the Board of Directors or the stockholders. A notice of any change or amendment to or repeal of these by-laws by the Directors shall be delivered to stockholders prior to the next meeting of stockholders.